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                                                                      Exhibit 4
                                                                  Conformed Copy

                        COMMON STOCK PURCHASE AGREEMENT
                        -------------------------------

     This Common Stock Purchase Agreement dated as of October 20, 1998 is entered into by Bigmar, Inc., a Delaware corporation (the "Company") and Jericho II, LLC, a Michigan limited liability company (the "Purchaser").

     In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.   Sale of Shares.
          --------------

          1.1. Sale. Subject to the terms and conditions of this Agreement, the
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Company hereby sells and issues to the Purchaser, and the Purchaser hereby purchases, that number of whole shares of Common Stock of the Company, $0.001 par value per share, equal to the quotient of $6,000,000 divided by the last closing bid price for a share of Common Stock of the Company as quoted by the Nasdaq National Market on October 21, 1998, rounded up to the nearest number of whole shares, for total consideration of $6,000,000. The shares purchased hereunder are referred to herein as the "Shares".

          1.2. Shares.  The Shares will not be registered under the Securities
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Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws and is being issued in reliance on exemptions from the registration and prospectus delivery requirements of the Securities Act.

     2.   Purchase Price and the Closing.
          ------------------------------

          2.1.  Closing.  The closing of the sale and purchase of the Shares
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under this Agreement shall take place at the offices of the Company simultaneously with the execution of this Agreement (the "Closing"). At the Closing, the Company will deliver to the Purchaser a copy of a letter of instructions issued by it to its transfer agent instructing the transfer agent to issue to the Purchaser a stock certificate representing the Shares registered in the name of the Purchaser (the "Certificate"), and the Purchaser will deliver to the Company written evidence of the wire transfer of the Purchase Price.

          2.2. Purchase Price.  The Purchaser shall pay to the Company
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$6,000,000 (the "Purchase Price"), payable by wire transfer in immediately available funds at the Closing. The Purchase Price shall be wired to Bricker & Eckler LLP, counsel to the Company, in accordance with the wire transfer instructions provided by letter dated October 19, 1998 from the Company to the Purchaser.

          2.3. Release of Purchase Price.  Bricker & Eckler will not disburse
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the Purchase Price to or on behalf of the Company until (i) Bricker & Eckler has received the Certificate, (ii) Bricker & Eckler has sent a facsimile of the Certificate to the Purchaser, and (iii) Bricker & Eckler has sent the Certificate to the Purchaser by overnight courier. The Company will not accept, receive or direct disbursement of the Purchase Price until the preceding conditions have been satisfied.

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     3.   Representation of the Company.  The Company hereby represents and
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warrants to the Purchaser as follows:

          3.1.  Organization and Good Standing.  The Company and each of its
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subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it, and is duly qualified to do business and in good standing as a foreign corporation or other legal entity in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the Company. The Company has full corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

          3.2. Capitalization.  The authorized capital stock of the Company
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consists of 20,000,000 shares of Common Stock, $0.001 par value per share, of which 4,185,000 shares were issued and outstanding as of August 14, 1998, and 5,000,000 shares of Preferred Stock, $0.001 par value per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

          3.3. Issuance of the Shares.  The issuance, sale and delivery of the
               ----------------------
Shares to the Purchaser in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of the Company. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and nonassessable.

          3.4. Authority for Agreements.  The execution, delivery and
               ------------------------
performance by the Company of this Agreement has been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

     4.   Representation of Purchaser.
          ---------------------------

          The Purchaser represents and warrants to the Company as follows:

          4.1. Investment.  The Purchaser is acquiring the Shares for its own
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account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

          4.2. Authority.  The Purchaser has full power and authority or
               ---------
capacity and competence to enter into and to perform this Agreement in accordance with its terms.

          4.3. Accredited Investor.  The Purchaser is an "accredited investor"
               -------------------
as defined in Regulation D under the Securities Act.

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          4.4. Access to Information.  The Purchaser has received and reviewed
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copies of the Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 1997 and all filings under the Securities and Exchange Act of 1934, as amended, subsequent to such Annual Report, and has been given the opportunity to discuss the financial condition and operations of the Company with officers of the Company.

     5.   Sale or Transfer of Shares; Legend.
          ----------------------------------

          5.1. Restriction on Transfer.  The Shares shall not be sold or
               -----------------------
transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably acceptable to the Company that such sale or transfer is exempt from the registration requirements of the Securities Act.

          5.2. Legend.  Each certificate representing the Shares shall bear a
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legend substantially in the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of (i) an effective registration statement under the Securities Act, or
     (ii) to the extent applicable, Rule 144 under the Securities Act (or similar rule under the Securities Act relating to disposition of securities), or (iii) an opinion of counsel reasonably satisfactory to counsel for the issuer that exemption from registration under the Securities Act is available."

The foregoing legend may be removed from the certificates representing any Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

     6.   Piggyback Registration Rights.
          -----------------------------

     6.1. Rights.  If the Company at any time proposes for any reason to
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register shares of the Company's Common Stock under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto or other than in connection with an exchange offer or offering solely to the Company's stockholders), it shall promptly give written notice to the Purchaser of its intention to so register the such shares and, upon the written request, given within 10 days after delivery of any such notice by the Company, of the Purchaser to include in such registration Shares held by the Purchaser (which request shall specify the number of Shares proposed to be included in such registration), the Company shall use its commercially reasonable efforts to cause all such Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the
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Company that the inclusion of all Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the shares proposed to be registered by the Company, then the number of Shares proposed to be included in such registration shall be reduced or eliminated provided (i) that shares held by stockholders of the Company other than the Purchaser being included in such registration shall be reduced in the same proportion as the reduction to the

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Shares requested for inclusion and (ii) no shares held by stockholders of the
Company shall be included except in accordance with written registration rights held by such other stockholders.

          6.2. Expenses.  The Company shall bear the expense of all
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registrations effected pursuant to this section, including in each case, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and expenses of the Company's counsel and accountants, but excluding any underwriters' or brokers' discounts or commissions.

     7.   Expenses.  The Company shall pay all reasonable expenses incurred by
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the Purchaser in connection with the issuance and sale of the Shares, including expenses incurred in connection with any filings by the Purchaser with the Securities and Exchange Commission, and including specifically the fees and expenses of Palmer & Dodge LLP, counsel to the Purchaser, and any other reasonable out-of-pocket expenses incurred by the Purchaser. The Company shall bear its own legal and other expenses incurred in connection with the transactions contemplated by this Agreement.

     8.   Entire Agreement.  This Agreement embodies the entire agreement and
          ----------------
understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     9.   Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Ohio.


     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

BIGMAR, INC.                           JERICHO II, LLC



By: /s/ John Tramontana                By: /s/ Cynthia R. May
   __________________________             ___________________________
   President                           Title:  Managing Parnter


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